Exhibit 10.29
Assignment
     Whereas, Medtronic, Inc., a Minnesota corporation, having its principal place of business at 710 Medtronic Parkway, NE, Minneapolis, MN 55432 (hereinafter “Assignor”), holds certain rights in the United States and foreign patents and patent applications identified on the attached Schedule 1; and
     Whereas, Kips Bay Medical, Inc., a Delaware corporation, having its principal place of business at 3405 Annapolis Lane, Suite 200, Minneapolis, MN 55447 (hereinafter “Assignee”), desires to acquire the entire right, title and interest in and to the United States and foreign patents and patent applications identified on the attached Exhibit A and in and to the inventions described and claimed therein (hereinafter the “Patents”);
     Whereas, Assignor agrees to assign the Patents to Assignee;
     In exchange for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby irrevocably assigns to Assignee, and its successors and assigns:
(1)	The entire right, title and interest to the Patents; and

(2)	The right to apply for patents in foreign countries in its own name and to claim any priority rights to which such foreign applications are entitled under international conventions, treaties or otherwise; and

(3)	The right to enforce patent rights to such Patents, as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment had not been made; together with all claims by Assignor for damages by reason of past infringement or for provisional rights and including the right to sue for, and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns, and other legal representatives.
     Assignor agrees that all Patents shall belong exclusively to Assignee, with Assignee having the right to obtain and to hold in its own name such patents, or such other perfection, registration, certification, or protection as may be obtained or applicable to the subject matter, and any extensions and renewals thereof.
     Assignor hereby authorizes and requests the Commissioner of Patents to issue to Assignee any patents that may be granted in accordance with this Assignment.
     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. The signatures from each counterpart may be combined with a copy of the Agreement to constitute the entire Agreement.

MEDTRONIC, INC.

Date: 10/10/07			By: Name:	/s/ Robert S. White Robert S. White
			Title:	Vice President, Corp. Dev’t

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF ANOKA	)
     On this 10th day of October, 2007, before me appeared Robert S. White to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that she executed the same as a free act and deed with authority to do so.

/s/ Lorna Korrine Johnson
Notary Public

Schedule 1

Docket No.	Country	Status	Application No.		Date
P0011467.00	United States	Inactive		10/654,583	09/03/03
P0011467.01	United States	Filed		10/656,855	09/04/03
P0011467.02	Patent Coop. Treaty	Filed	US	04/028925	09/02/04
P0011467.03	European Pat. Conv.	Filed		4783239.9	09/02/04
P0011467.04	Canada	Filed		2,537,781	09/02/04
P0011467.05	Japan	Filed		525495/06	09/02/04
P0011467.06	United States	Filed		11/402,509	04/12/06
P0011467.07	Hong Kong	Filed		60105418.7	05/09/06
P0020805.00	United Stated	Filed		11/071,597	03/02/05
P0020805.01	United States	Filed		11/367,006	03/02/06
P0020805.02	Patent Coop. Treaty	Filed	US	06/007479	03/02/06
P0020805.03	United States	Filed		11/515,344	07/23/02